SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                 Form 8-K

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              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)    April 29, 1999


                        CADMUS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

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
           Virginia                          0-12954                      54-1274108
(State or other jurisdiction of            (Commission                 (I.R.S. Employer
 incorporation or organization)            File Number)              Identification Number)


6620 West Broad Street, Suite 240, Richmond, Virginia              23230
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code            (804) 287-5680

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Item 5.    Other Events.

On April 29, 1999, Cadmus Communications Corporation (the "Company") issued the press release attached hereto as Exhibit 99.1 with respect to third quarter financial results. C. Stephenson Gillispie, Jr., chairman, president and chief executive officer, Bruce V. Thomas, senior vice president and chief financial officer, and David E. Bosher, vice president and treasurer, read the prepared remarks attached hereto as Exhibit 99.2 on a conference call with analysts, shareholders, prospective investors, and other interested parties. Information in these documents relating to Cadmus' future prospects and performance are "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995, and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) the effective integration of recent acquisitions, (2) continuing competitive pricing in the markets in which the Company competes, (3) the gain or loss of significant customers or the decrease in demand from existing customers, (4) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (5) changes in the Company's product sales mix, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, (8) the ability of the Company to operate profitably and effectively with higher levels of indebtedness and (9) the ability to retain management and employees in light of lower than planned incentives and benefits.


Item 7.    Exhibits.

        Exhibit 99.1         Press Release
        Exhibit 99.2         Prepared Remarks from Conference Call


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                            Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 29, 1999.


                        CADMUS COMMUNICATIONS CORPORATION


                                    By:  /s/ C. Stephenson Gillispie, Jr.
                                         --------------------------------
                                         C. Stephenson Gillispie, Jr.
                                         Chairman, President, and Chief
                                         Executive Officer

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                          Exhibit Index


        Exhibit


99.1    Press Release
99.2    Prepared Remarks from Conference Call